                                                                    EXHIBIT 23.3


The Board of Directors
PanVera Corporation:

We consent to the inclusion of our report dated November 19, 1998, with respect to the statements of operations, stockholders' equity, and cash flows of PanVera Corporation for the year ended September 30, 1998, and to the reference to our firm under the heading "Experts" which appear in the registration statement on Form S-4 of Aurora Biosciences Corporation.

/s/ KPMG LLP

Chicago, Illinois
February 6, 2001